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                      TOTAL RETURN U.S. TREASURY FUND, INC.

                             ARTICLES SUPPLEMENTARY

         TOTAL RETURN U.S. TREASURY FUND, INC. (the "Corporation") having its principal office in the City of Baltimore, certifies that:

                  FIRST: The Corporation's Board of Directors in accordance with
Section 2-105(c) of the Maryland General Corporation Law has adopted a resolution designating a new class of shares and increasing the total number of authorized shares of capital stock which the Corporation has the authority to issue to one hundred fifteen million (115,000,000) shares of Common Stock, par value $.001 per share, having an aggregate par value of one hundred fifteen thousand dollars ($115,000.00), all of which are designated as follows: forty-four million (44,000,000) shares are designated "Flag Investors Total Return U.S. Treasury Fund Class A Shares" (the "Class A Shares"), five million (5,000,000) shares are designated "Flag Investors Total Return U.S. Treasury Fund Class B Shares" (the "Class B Shares"), fifteen million (15,000,000) shares are designated "Flag Investors Total Return U.S. Treasury Fund Class C Shares" (the "Class C Shares"), forty-four million (44,000,000) shares are designated "ISI Total Return U.S. Treasury Fund Shares" (the "ISI Shares"), five hundred thousand (500,000) shares are designated "Flag Investors Total Return U.S. Treasury Fund Class D Shares" (the "Class D Shares") and six million, five hundred thousand (6,500,000) shares remain undesignated.

                  SECOND: Immediately before the designation of the Class C Shares pursuant to these Articles Supplementary, the Corporation was authorized to issue one hundred million (100,000,000) shares of Common Stock, par value $.001 per share, having an aggregate par value of one hundred thousand dollars ($100,000.00), of which forty-four million (44,000,000) shares were designated "Flag Investors Total Return U.S. Treasury Fund Class A Shares", five million (5,000,000) shares were designated "Flag Investors Total Return U.S. Treasury Fund Class B Shares", forty-four million (44,000,000) shares were designated "ISI Total Return U.S. Treasury Fund Shares", five hundred thousand (500,000) shares were designated "Flag Investors Total Return U.S. Treasury Fund Class D Shares" and six million, five hundred thousand (6,500,000) shares remained undesignated.

                  THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.




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                  IN WITNESS WHEREOF, Total Return U.S. Treasury Fund, Inc. has
caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 23rd day of October, 1998.

[CORPORATE SEAL]



                             TOTAL RETURN U.S. TREASURY FUND, INC.


                             By: /s/R. Alan Medaugh
                                 ------------------
                                 R. Alan Medaugh
                                    President


                            Attest: /s/Amy M. Olmert
                                    ----------------
                                    Amy M. Olmert
                                    Secretary



                  The undersigned, President of TOTAL RETURN U.S. TREASURY FUND, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                    /s/R. Alan Medaugh
                                    ------------------
                                    R. Alan Medaugh
                                    President